Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

MRU Holdings, Inc.
1114 Avenue of the Americas
30th Floor
New York, New York, 10036

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated September 28, 2006, relating to the consolidated financial statements appearing in the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2006.

Bagell, Josephs, Levine & Company, L.L.C.
Gibbsboro, NJ 08026

December 4, 2006